For Immediate Release                                              June 27, 1999




                           [Logo of UnitedGlobalCom]



              United Announces it will not purchase Class B Shares

Denver, Colorado - UnitedGlobalCom ("United" or the "Company") (Nasdaq:UCOMA), formally known as United International Holdings, announced today that it has decided not to purchase the 2.15 million Class B shares from Apollo Cable Partners and 250,000 Class B shares from one director of the Company, as part of its previously announced offering of Cumulative Convertible Preferred Stock. Consequently, the Company has decided to reduce the expected gross proceeds from the offering to $350,000,000 and will use such proceeds exclusively for the Company's development and general corporate purposes.

The securities will not be registered under the Securities Act of 1993 and may not be offered in the United States absent registration or an applicable exemption from the registration requirements of the Act. They will be offered only to qualified institutional buyers.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding UnitedGlobalCom's business which are not historical facts, including the planned offering, are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K for the most recently ended fiscal year.

                                      # # #

For further information contact:

         At UnitedGlobalCom:
         ------------------
         Mike Fries - President
         (303) 220-6610 phone
         Email: mfries@unitedglobal.com

         Rick Westerman - CFO
         (303) 220-6647 phone
         Email: rwesterman@unitedglobal.com




                              www.unitedglobal.com
          4643 South Ulster Street, 13th Floor, Denver, Colorado, 80237
                   Phone: (303) 770-4001 * Fax: (303) 770-3464